Exhibit 5.1

111 S. Calvert Street

27th Floor

Baltimore, MD 21202-6174

Tel 410.528.5600

Fax 410.528.5650

www.ballardspahr.com

February 26, 2024

SL Green Realty Corp.

One Vanderbilt Avenue

New York, New York 10017

Re:	SL Green Realty Corp., a Maryland corporation (the “Company”) – Issuance of up to 2,661,672 shares (the “Shares”) of common stock of the Company, par value $0.01 per share (“Common Stock”), pertaining to the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company pursuant to the registration statement on Form S-3 filed or to be filed with the Securities and Exchange Commission (the “Commission”) on or about February 26, 2024 (the “Registration Statement”). You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

i.	the corporate charter of the Company (the “Charter”) represented by Articles of Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on July 11, 2014, Articles of Amendment filed with the Department on July 13, 2017, two Articles of Amendment filed with the Department on January 15, 2021 and two Articles of Amendment filed with the Department on January 20, 2022;

ii.	the Fourth Amended and Restated Bylaws of the Company adopted on March 23, 2016, the Fifth Amended and Restated Bylaws of the Company adopted on December 21, 2018 and the First Amendment to Fifth Amended and Restated Bylaws of the Company adopted on May 11, 2020 (collectively, the “Bylaws”);

BALLARD SPAHR LLP

SL Green Realty Corp.

February 26, 2024

iii.	resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) on or as of February 22, 2018 with respect to, among other things, authorization of the issuance of up to 3,500,000 shares of Common Stock under the Plan (the “Directors’ Resolutions”);

iv.	the Registration Statement and the related form of prospectus included therein, including the Plan set forth therein, in substantially the form filed or to be filed with the Commission pursuant to the Act;

v.	a certificate of officer of the Company, dated as of a recent date (the “Officer’s Certificate”), to the effect that, among other things, the Charter, the Bylaws and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officer’s Certificate, and certifying as to the manner of adoption of the Directors’ Resolutions, and the number of shares of Common Stock issued and sold under the Plan from February 22, 2018 to date;

vi.	a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

vii.	such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinion set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

BALLARD SPAHR LLP

SL Green Realty Corp.

February 26, 2024

(d)	all certificates submitted to us, including but not limited to the Officer’s Certificate, are true and correct, both when made and as of the date hereof;

(e)	upon the issuance of any of the Shares subsequent to the date hereof, the total number of shares of Common Stock of the Company issued and outstanding on the date subsequent to the date hereof on which such Shares are issued will not exceed the total number of shares of Common Stock that the Company is authorized to issue under the Charter;

(f)	any discount applicable to the price at which the Shares will be sold pursuant to the Plan subsequent to the date hereof will be determined by the Board of Directors, or a duly authorized committee thereof, in accordance with the terms and conditions of the Plan;

(g)	none of the Shares will be issued or transferred in violation of the provisions of Article VI of the Charter captioned “Restriction on Transfer, Acquisition and Redemption of Shares”;

(h)	none of the Shares will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL;

(i)	from and after February 22, 2018, through February 26, 2021, no more than 803,236 shares of Common Stock were issued and sold under the Plan; and

(j)	from and after February 26, 2021, through the date hereof, no more than 35,092 shares of Common Stock were issued and sold under the Plan.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.	The Shares have been duly reserved and authorized for issuance by all necessary corporate action on the part of the Company, and if, as and when such Shares are issued and delivered by the Company in exchange for payment of the consideration therefor, all in accordance with the Directors’ Resolutions and the terms and conditions of the Plan, such Shares will be validly issued, fully paid and non-assessable.

BALLARD SPAHR LLP

SL Green Realty Corp.

February 26, 2024

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP